Exhibit 99.1

PRELIMINARY PROXY CARD

SUBJECT TO COMPLETION

Pioneer Merger Corp.

660 Madison Avenue, 19th Floor

New York, New York 10065

EXTRAORDINARY GENERAL MEETING
OF SHAREHOLDERS OF PIONEER MERGER CORP.

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON ____________, 2021.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated _________, 2021, in connection with the extraordinary general meeting of Shareholders (the “extraordinary general meeting”) of Pioneer Merger Corp. (“Pioneer”) to be held at 9:00 a.m. Eastern Time on _________, 2021, at the offices of Kirkland & Ellis LLP located at 601 Lexington Avenue, New York, New York 10022, and hereby appoints Jonathan Christodoro, Rick Gerson, Oscar Salazar, Ryan Khoury, Scott Carpenter and Matthew Corey, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares of Pioneer registered in the name provided, which the undersigned is entitled to vote at the extraordinary general meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement/consent solicitation statement/prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 9.

(Continued and to be marked, dated and signed on reverse side)

Please mark vote as indicated in this example	☐	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8 and 9.

Proposal No. 1—The Business Combination Proposal—RESOLVED, as an ordinary resolution, that Pioneer’s entry into the Business Combination Agreement, dated as of May 26, 2021 (as may be amended and supplemented from time to time, the “Business Combination Agreement”), by and among Pioneer, Pioneer SPAC Merger Sub Inc., a wholly owned subsidiary of Pioneer (“Merger Sub”), and Acorns Grow Incorporated (“Acorns”), a copy of which is attached to the proxy statement/consent solicitation statement/prospectus as Annex A, pursuant to which, among other things, following the de-registration of Pioneer as an exempted company in the Cayman Islands and the continuation and domestication of Pioneer as a corporation in the State of Delaware with the name “Acorns Holdings, Inc.,” (the “Domestication”) (a) any of the convertible notes issued by Acorns to Declaration Partners LP and Senator Investment Group in an aggregate principal amount of $55 million (the “PIPE Convertible Notes”) that are outstanding as of immediately prior to the closing of the Business Combination (the “Closing”) and following the Domestication, will convert into a number of shares of common stock, par value $0.0001 per share, of New Acorns (the “New Acorns Common Stock”) at the Closing equal to the outstanding principal amount due in respect of such convertibles notes plus any accrued and unpaid interest thereunder, divided by $10, (b) at the time the Merger becomes effective (the “Effective Time”), (i) Merger Sub will merge with and into Acorns (the “Merger”), with Acorns as the surviving corporation in the Merger and, after giving effect to such Merger, Acorns shall be a wholly owned subsidiary of Pioneer and (ii) (x) outstanding common stock (after giving effect to (A) the conversion of Acorns preferred shares and Acorns convertible notes to common stock and (B) the cash consideration which may be paid to Acorns shareholders if a cash election has been made), restricted stock units and options (vested and unvested) of Acorns will be exchanged for shares of New Acorns Common Stock or comparable restricted stock units and options that are exercisable for shares of New Acorns Common Stock, as applicable, and (y) outstanding Acorns warrants not terminated pursuant to their terms will be exchanged for comparable warrants that are exercisable for shares of New Acorns Common Stock based on the number of shares of New Acorns Common Stock such holder would have received if it had exercised such warrant immediately prior to the Effective Time of the Merger, in the case of each of the foregoing (x) and (y), based on an implied fully-diluted equity value of Acorns of $1.5 billion plus the aggregate exercise price of all Acorns options and Acorns warrants; and certain related agreements (including the Sponsor Support Agreements, Company Support Agreements, the Subscription Agreements, the Sponsor Lock-Up Agreements, Company Lock-Up Agreements, Shareholders’ Agreement, and the Registration Rights Agreement, each in the form attached to the proxy statement/consent solicitation statement/prospectus as Annex E, Annex K, Annex I, Annex N, Annex F, Annex G and Annex J, respectively); and the transactions contemplated thereby, be approved, ratified and confirmed in all respects.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2—Domestication Proposal—RESOLVED, as a special resolution, that Pioneer be transferred by way of continuation to Delaware pursuant to Part XII of the Companies Act (As Revised) of the Cayman Islands and Section 388 of the General Corporation Law of the State of Delaware and, immediately upon being de-registered in the Cayman Islands, Pioneer be continued and domesticated as a corporation under the laws of the state of Delaware.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3—Charter Proposal—RESOLVED, as a special resolution, that: (i) the Memorandum and Articles of Association of Pioneer (the “Existing Governing Documents”) be amended and restated by the proposed new certificate of incorporation (the “Proposed Certificate of Incorporation”) and the proposed new bylaws (“Proposed Bylaws” and, together with the Proposed Certificate of Incorporation, the “Proposed Governing Documents”) of Pioneer (a corporation incorporated in the State of Delaware, assuming the Domestication Proposal and the filing with and acceptance by the Secretary of State of Delaware of the Certificate of Corporate Domestication in accordance with Section 388 of the Delaware General Corporation Law), (ii) Pioneer change its name from “Pioneer Merger Corp.” to “Acorns Holdings, Inc.”; and (iii) the authorized share capital be changed from 500,000,000 Class A ordinary shares, par value $0.0001 per share, 50,000,000 Class B ordinary shares, par value $0.0001 per share and 5,000,000 preference shares, par value $0.0001 per share, to 321,700,000 shares of common stock, par value $0.0001 per share, of Pioneer upon and after the Domestication (“New Acorns”) and 100,000 shares of preferred stock, par value $0.0001 per share, of New Acorns.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4—Pioneer Governing Documents Proposals—to consider and vote upon, on a non-binding advisory basis, certain governance provisions in the Proposed Certificate of Incorporation to approve the following material differences between the Existing Governing Documents and the Proposed Governing Documents (such proposals, collectively, the “Pioneer Governing Documents Proposals”):

(A) Governing Documents Proposal A— an amendment to change the authorized share capital of Pioneer from (i) 500,000,000 Class A ordinary shares, par value $0.0001 per share, (ii) 50,000,000 Class B ordinary shares, par value $0.0001 per share and (iii) 5,000,000 preference shares, par value $0.0001 per share, to (a) 321,700,000 shares of common stock, par value $0.0001 per share, of New Acorns and (b) 100,000 shares of preferred stock, par value $0.0001 per share, of New Acorns.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(B) Governing Documents Proposal B— an amendment to authorize the New Acorns Board to issue any or all shares of preferred stock, par value $0.0001 per share, of New Acorns in one or more classes or series, with such terms and conditions as may be expressly determined by the New Acorns Board and as may be permitted by the Delaware General Corporation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(C) Governing Documents Proposal C— an amendment to authorize the removal of the ability of New Acorns shareholders to take action by written consent in lieu of a meeting.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(D) Governing Documents Proposal D— an amendment to authorize the amendment and restatement of the Existing Governing Documents be approved in accordance with the Charter Proposal, (i) changing the post-Business Combination corporate name from “Pioneer Merger Corp.” to “Acorns Holdings, Inc.” as more fully set out in the Charter Proposal (which is expected to occur upon the consummation of the Domestication), (ii) making New Acorns’ corporate existence perpetual, (iii) adopting Delaware as the exclusive forum for certain shareholder litigation and the federal district courts of the United States as the exclusive forum for litigation arising out of the Securities Act of 1933 and (iv) removing certain provisions related to our status as a blank check company that will no longer be applicable upon consummation of the Business Combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 5—The Nasdaq Proposal—RESOLVED, as an ordinary resolution, that for the purposes of complying with the applicable provisions of Nasdaq Stock Exchange Listing Rule 5635, the issuance of shares of New Acorns Common Stock in connection with the Business Combination and the transactions contemplated by the Subscription Agreements, pursuant to which the PIPE Investors have collectively committed to subscribe for an aggregate of 16,500,000 shares of New Acorns Common Stock for an aggregate purchase price of $165 million to be consummated in connection with the Closing (the “PIPE Financing”) be approved.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 6—The Director Election Proposal—RESOLVED, as an ordinary resolution, that the election of seven (7) individuals who will constitute New Acorns’ Board of Directors be approved.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 7—The Long-Term Incentive Award Plan Proposal—RESOLVED, as an ordinary resolution, that the 2021 Plan, a copy of which is attached to the proxy statement/consent solicitation statement/prospectus as Annex L, be adopted and approved.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 8—The Employee Stock Purchase Plan Proposal—RESOLVED, as an ordinary resolution, that the New Acorns Employee Stock Purchase Plan, a copy of which is attached to the proxy statement/consent solicitation statement/prospectus as Annex M, be adopted and approved.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 9—The Adjournment Proposal—RESOLVED, as an ordinary resolution, that the adjournment of the extraordinary general meeting to a later date or dates (a) to the extent necessary to ensure that any required supplement or amendment to the proxy statement/consent solicitation statement/prospectus is provided to Pioneer shareholders or, if as of the time for which the extraordinary general meeting is scheduled, there are insufficient Pioneer ordinary shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the extraordinary general meeting, (b) in order to solicit additional proxies from Pioneer shareholders in favor of one or more of the proposals at the extraordinary general meeting or (c) if Pioneer shareholders redeem an amount of the public shares such that the condition to consummation of the Business Combination that the aggregate cash proceeds to be received by Pioneer from the trust account in connection with the Business Combination, together with aggregate gross proceeds from the PIPE Financing and the PIPE Convertible Notes, equal no less than $340 million after deducting Pioneer’s unpaid expenses, liabilities, and any amounts paid to Pioneer shareholders that exercise their redemption rights in connection with the Business Combination would not be satisfied, at the extraordinary general meeting be approved.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Shareholder Certification I hereby certify that I am not acting in concert or as a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, with any other shareholder with respect to the Shares in connection with the proposed business combination.	SHAREHOLDER CERTIFICATION ☐

Dated:                                             , 2021

(Signature)

(Signature if held jointly)

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH IN PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8 AND 9 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

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